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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 21, 1999


                         CONTINENTAL CHOICE CARE, INC.
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            (Exact name of registrant as specified in its charter)


        New Jersey                      0-24542                 22-3276736
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     (State or other             Commission File Number       (IRS Employer
jurisdiction of incorporation)                              Identification No.)


        35 Airport Road, Morristown, NJ                         07960
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     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (973) 898-9666


                     P.O. Box 99, Florham Park, NJ     07932-0099
            -------------------------------------------------------------
            (Former name or former address, if changed since last report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.
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  On September 21, Continental Choice Care, Inc. (the "Company") terminated the
Agreement and Plan of Merger ("Merger Agreement") dated as of February 5, 1999 among the Company, TelaLink Network, Ltd. and Quorum Communications, Inc., a wholly owned subsidiary of the Company. The Merger Agreement and the transactions contemplated thereby was approved by the shareholders of the Company at the Company's Annual Meeting of Shareholders on June 30, 1999. As of the date of the termination, the Company was due approximately $1,100,000 on loans to TelaLink Network, Ltd. and had made a down payment of $915,000 on the proposed $30,000,000 purchase of 95% of the common stock of Pine Tree Telephone and Telegraph Company, a Maine corporation ("Pinetree").

  The Company decided to terminate the Merger Agreement upon determining that financing for the proposed transactions would not be available on terms acceptable to the Company. The Company determined that financing is more likely to be available for the proposed transactions through direct funding of the Quorum subsidiary. No assurance can be given that the Company will be able to obtain requisite financing for the proposed transactions or for any other current or proposed obligations of the Company. Failure to obtain financing will have a material adverse effect on the Company's financial position as well as its proposed business.
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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CONTINENTAL CHOICE CARE, INC.
                                          (Registrant)



Date:  September 30, 1999


                                    By:    /s/ Steven L. Trenk
                                       -----------------------------------------
                                               Steven L. Trenk, President